UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 25, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 AND 7.01.	Results of Operations and Financial Condition and Regulation FD Disclosure

On April 25, 2005, j2 Global Communications, Inc. issued a press release announcing its financial results for the first quarter of fiscal 2006. The press release also contained financial estimates for the second quarter of fiscal 2006 and the year ending December 31, 2006. In addition, in the press release j2 Global announced that it plans to effect a two-for-one stock split in the form of a stock dividend, subject to shareholder approval of its proposal at the 2006 Annual Meeting of Stockholders to increase the number of j2 Global’s authorized common shares. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Also on April 25, 2006, at 5:00 p.m. Eastern time, j2 Global hosted its first quarter 2006 earnings conference call and Webcast. Via the Webcast, j2 Global presented its April 2006 Investor Presentation, which contains a summary of j2 Global’s financial results for the fiscal quarter ended March 31, 2006; financial estimates for the second quarter of fiscal 2006 and the year ending December 31, 2006; and certain other financial and operating information regarding j2 Global. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financials Statements and Exhibits.

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated April 25, 2006.
99.2	April 2006 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: April 25, 2006	By:	/s/ R. Scott Turicchi

R. Scott Turicchi Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated April 25, 2006.
99.2	April 2006 Investor Presentation.